UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 8, 2011

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At its Annual Meeting of Shareholders held on June 8, 2011 (the “Annual Meeting”), the shareholders of Greektown Superholdings, Inc. (the “Company”) voted to elect John Bitove, George Boyer, Michael E. Duggan, Benjamin C. Duster IV, Freman Hendrix, and Yvette E. Landau as directors of the Company, each to serve for a one-year term expiring at the Company’s 2012 annual meeting of shareholders and until his or her successor is elected and qualified.  The number of votes cast for and withheld with respect to each director nominee are set forth below.  The number of votes cast and withheld are based on the votes recorded for our outstanding shares of Series A-1 Common Stock, each of which was entitled to ten votes per share, Series A-1 Preferred Stock, each of which was entitled to ten votes per share (on an as converted basis and without giving effect to accrued dividends), and Series A-2 Preferred Stock, each of which was entitled to one vote per share (on an as converted basis and without giving effect to accrued dividends).  Broker non-votes are not reported herein as a broker is not permitted to vote on a stockholder’s behalf with respect to the election of directors unless the stockholder has provided specific voting instructions to the broker.

Nominee	For	Withheld
John Bitove	14,694,325	-
George Boyer	14,638,425	55,900
Michael E. Duggan	14,694,325	-
Benjamin C. Duster IV	14,694,325	-
Freman Hendrix	14,694,325	-
Yvette E. Landau	14,694,325	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 14, 2011

GREEKTOWN SUPERHOLDINGS, INC.

By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer